                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       CORNERSTONE NATURAL GAS, INC.
           (Exact name of Registrant as specified in its charter)

          DELAWARE                            4922                 74-1952257
(State or other of jurisdiction   (Primary standard industrial   (I.R.S employer
incorporation or organization)     classification code number)  identification no.)

                    8080 North Central Expressway, Suite 1200
                           Dallas, Texas 75206-1815
                                (214) 691-5536
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                 CORNERSTONE NATURAL GAS, INC. 1993 LONG TERM INCENTIVE PLAN
                                 (Full title of the plan)

                                 Kelly Jameson, Esq.
                     8080 North Central Expressway, Suite 1200
                               Dallas, Texas 75206-1815
                                    (214) 691-5536
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                  Schlanger, Mills, Mayer & Grossberg, L.L.P.
                          5847 San Felipe, suite 1700
                              Houston, TX 77010
                               (713) 785-1700
                         Attention: Kyle Longhofer

                       CALCULATION OF REGISTRATION FEE

   -----------------------------------------------------------------------------------
     Title of shares to be     Amount to be     Proposed     Proposed     Amount of
          registered            registered      maximum       maximum    registration
                                   (1)      offering price   aggregate       fee
                                             per share(2)    offering
                                                              price(2
   -----------------------------------------------------------------------------------

       Common Stock            1,250,000        $2.91       $3,637,500      $1,255
     $0.10 par value
   -----------------------------------------------------------------------------------

(1) Estimated number of shares that may be purchased hereunder, based, in part, upon the price of Common Stock set forth herein.

(2) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of the Common Stock as reported on the American Stock Exchange on August 25, 1995, which was $2.91.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     CORNERSTONE NATURAL GAS, INC. (the "Company") incorporates by reference in this Registration Statement the following documents:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, and June 30, 1995.

     (b) The Company Current Reports on Form 8-K dated January 20, and June 20, 1995.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year ended December 31, 1994.

     (d) The description of the Company's common stock, $0.10 par value (the "Common Stock"), which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The consolidated financial statements and schedules of the Company incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Arthur Andersen LLP and Ernst & Young LLP for years ended December 31, 1993 and 1992, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein by reference upon such reports given upon the authority of said firm as experts in accounting and auditing.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Company's bylaws provide for the indemnification of directors, officers, employees or agents of the Company to fullest extent permitted under Delaware law. The Company also has Directors and Officers liability insurance.

     Article Tenth of the Corporation's Restated Certificate of Incorporation provides, in part, that no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction for which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

     Not applicable

Item 8. Exhibits.

   * 4.1 By-Laws, as Amended and Restated August 9, 1994, currently in effect. (incorporated by reference to Exhibit 3.1 to December 31, 1994, Form 10-K)

   * 4.2 Restated Certificate of Incorporation of Cornerstone Natural Gas, Inc. (incorporated by reference to Exhibit 2 filed January 10, 1994, Form 8-A)

   * 4.3 The Cornerstone Natural Gas, Inc. 1993 Long Term Incentive Plan effective as of December 16, 1993. (incorporated by reference to Exhibit 10.1 to December 31, 1993, Form 10-K)

     5.1 Opinion of Schlanger, Mills, Mayer & Grossberg, L.L.P. as to legality of securities registered hereby.

     23.1  Consent of independent public accountants: Arthur Andersen LLP.

     23.2  Consent of independent public accountants: Ernst & Young LLP.

     24.1  Power of attorney.

      * The exhibits have heretofore been filed with the Securities and Exchange Commission as part of filing indicated and are incorporated by reference.

Item 9. Undertakings.

   The undersigned registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas and State of Texas, on the 29th day of August, 1995.

                                       CORNERSTONE NATURAL GAS, INC.

                                       By:  /s/ KELLY JAMESON
                                          ------------------------------------
                                            Kelly Jameson, Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                       Title                              Date

/s/ RAY C. DAVIS           Chairman of the Board              August 29, 1995
- ------------------------   and Chief Executive Officer
*Ray C. Davis

/s/ KELCY L. WARREN        President and Chief Operating      August 29, 1995
- ------------------------   Officer and Director
*Kelcy L. Warren

/s/ ROBERT L. CAVNAR       Senior Vice President,             August 29, 1995
- ------------------------   Chief Financial Officer and
*Robert L. Cavnar          Treasurer (Principal Financial
                           Officer)

/s/ RICHARD W. PIACENTI    Vice President and Controller      August 29, 1995
- ------------------------   (Principal Accounting Officer)
*Richard W. Piacenti

/s/ RICHARD D. BRANNON     Director                           August 29, 1995
- ------------------------
*Richard D. Brannon

/s/ JAMES W. BRYANT        Director                           August 29, 1995
- ------------------------
*James W. Bryant

/s/ TED COLLINS, JR.       Director                           August 29, 1995
- ------------------------
*Ted Collins, Jr.



/s/ BEN H. COOK
- ------------------------   Director                           August 29, 1995
*Ben H. Cook

/s/ SCOTT G. HEAPE         Director                           August 29, 1995
- ------------------------
*Scott G. Heape

/s/ DAVID S. HUNT          Director                           August 29, 1995
- ------------------------
*David S. Hunt

/s/ WILLIAM J. MURRAY      Director                           August 29, 1995
- ------------------------
*William J. Murray

/s/ C. ROBERT SLEDGE       Director                           August 29, 1995
- ------------------------
*C. Robert Sledge



 *By: /s/ KELLY JAMESON
- -------------------------------------
      Kelly Jameson, Attorney-in-fact

                              INDEX TO EXHIBITS

  Exhibit
  Number           Description

   * 4.1 By-Laws, as Amended and Restated August 9, 1994, currently in effect. (incorporated by reference to Exhibit 3.1 to December 31, 1994, Form 10-K)

   * 4.2 Restated Certificate of Incorporation of Cornerstone Natural Gas, Inc. (incorporated by reference to Exhibit 2 filed January 10, 1994, Form 8-A)

   * 4.3 The Cornerstone Natural Gas, Inc. 1993 Long Term Incentive Plan effective as of December 16, 1993. (incorporated by reference to Exhibit 10.1 to December 31, 1993, Form 10-K)

     5.1 Opinion of Schlanger, Mills, Mayer & Grossberg, L.L.P. as to legality of securities registered hereby.

     23.1  Consent of independent public accountants: Arthur Andersen LLP

     23.2  Consent of independent public accountants: Ernst & Young LLP

     24.1  Power of attorney.

    * The exhibits have heretofore been filed with the Securities and Exchange Commission as part of filing indicated and are incorporated by reference.